SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2012
Blonder Tongue Laboratories, Inc. (Exact Name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	1-14120 (Commission File Number)	52-1611421 (I.R.S. Employer Identification No.)
One Jake Brown Road, Old Bridge, New Jersey 08857 (Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (732) 679-4000
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Definitive Written Agreement

On February 1, 2012, Blonder Tongue Laboratories, Inc.’s wholly-owned subsidiary, R. L. Drake Holdings, LLC (“RLD”), a Delaware limited liability company, entered into an Asset Purchase Agreement by and among RLD, R. L. Drake, LLC, a Delaware limited liability company (“Seller”), R. L. Drake Acquisition Corporation, a Delaware corporation, and WBMK Holding Company, an Ohio corporation, as amended by a certain First Amendment to Asset Purchase Agreement dated February 3, 2012 (as so amended, the “Asset Purchase Agreement”).  Pursuant to the Asset Purchase Agreement, on February 1, 2012, RLD acquired substantially all of the assets and assumed certain specified liabilities of Seller.  The purchase price is comprised of approximately $6,476,995 paid at closing, subject to certain adjustments based upon a post-closing audit of the balance sheet of Seller, plus contingent purchase price payments of up to $1,500,000 in the aggregate that may be made over the next three years if certain financial results are realized.  The assets acquired from Seller include assets used in manufacturing and delivering electronic communications solutions for cable television systems, digital television reception, video signal distribution and digital video encoding, including equipment, supplies and other tangible personal property, inventory, receivables, business records, trademarks and other intellectual property rights.  The Asset Purchase Agreement includes customary representations and warranties and post-closing covenants, including indemnification obligations, subject to certain limitations, on behalf of the parties with respect to the Asset Purchase Agreement.  In addition, the Seller and certain members of the Seller agreed, for a period of five (5) years, not to engage in any business that competes with the business formerly conducted by Seller and/or sold by Seller to RLD or the business presently conducted by RLD or any affiliate of RLD or solicit employees or customers of Seller or RLD or any affiliate of RLD.

Item 2.01  Completion of Acquisition or Disposition of Assets

On February 1, 2012, R. L. Drake Holdings, LLC, a wholly-owned subsidiary of Blonder Tongue Laboratories, Inc., acquired substantially all of the assets of R. L. Drake, LLC, a Delaware limited liability company.   The summary in Item 1.01 above is incorporated into this Item 2.01 by reference.

Item 7.01.  Regulation FD Disclosure

           On February 2, 2012, Blonder Tongue Laboratories, Inc. issued a press release announcing the acquisition by RLD of substantially all of the business, properties and assets of R. L. Drake, LLC, a Delaware limited liability company.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

Item 9.01  Financial Statements and Exhibits

(a)           Financial Statements of Business Acquired.

The financial statements required by Item 9.01(a) are not included with this report.   Blonder Tongue Laboratories, Inc. intends to file these financial statements by amendment not later than 71 calendar days after the date this Form 8-K was required to be filed.

(b)           Pro Forma Financial Information

The pro forma financial information required under Item 9.01(b) is not included with this report. Blonder Tongue Laboratories, Inc. intends to file this pro forma financial information by amendment no later than 71 calendar days after the date this Form 8-K was required to be filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLONDER TONGUE LABORATORIES, INC.

By:  /s/ Eric Skolnik
Eric Skolnik
Senior Vice President and Chief Financial Officer

Date: February 7, 2012

EXHIBIT INDEX

Exhibit No.                                                      Description

Exhibit 99.1	Press Release of Blonder Tongue Laboratories, Inc. dated February 2, 2012 announcing the acquisition of R. L. Drake, LLC.

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